UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2016

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

People’s Utah Bancorp (“PUB or Company”) has announced that effective December 31, 2016 Melvin L. Kirkham will retire from his directorship of PUB after 15 years of service.  Mr. Kirkham joined the board of directors of the Company in 2003 and serves as the chairman of PUB’s Compensation Committee. The Company thanks Mr. Kirkham for his many years of dedicated service as a director.

The Company has also announced that Wolfgang T.N. Muelleck will retire as Chief Financial Officer of PUB effective December 31, 2017.  He will continue to serve on the board of directors of the Company.  The Company will make an announcement of the person selected to replace Mr. Muelleck as the Chief Financial Officer at a future date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: September 28, 2016	By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer

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